Exhibit 10.11
Summary Information
Employee: Name
Location: xx
Date of Grant: ___, 20__
ESOP: 19__
Exercise Price: $x.xx/Share
Expiration: earlier of xxx or 3 months post termination
Total No. Shares subject to grant: xxx
Vesting: xxx Shares vest on ____, 20__
xxx Shares vest on ____, 20__
Grant Type: NQSO

NONSTATUTORY STOCK OPTION AGREEMENT

This AGREEMENT is made and effective this x day of xxx, 20__ (the “Date of Grant”), between ICO, Inc., a Texas corporation (the “Company”), and Name (“Employee”), an employee of the Company or one of its subsidiaries.

To carry out the purposes of ICO, Inc.’s 19XX STOCK OPTION PLAN, (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company (“Shares”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Employee the right to purchase all or any part of an aggregate of xxx Shares (such right to purchase xxx Shares at the purchase price set forth in paragraph 2 below being referred to herein as this “Option”), on the terms and conditions set forth herein and in the Plan, as such Plan may be amended or supplemented from time to time, and which Plan is incorporated herein by reference as a part of this Agreement. This Option is not intended to constitute an incentive stock option (“ISO”), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price of the Shares that may be purchased by Employee pursuant to the exercise of this Option shall be $xxx per Share, which has been determined to be not less than the fair market value of the Shares on the Date of Grant of this Option. For the purpose of this Agreement, the “fair market value” of the Shares shall be determined in accordance with the definition of “fair market value” contained in the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as set forth below, this Option may be exercised in full or part, by written notice to the Company at its principal executive office addressed to the attention of its General Counsel, at any time and from time to time after the Date of Grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of Shares offered by this Option determined by the number of full years from the Date of Grant to the date of such exercise, in accordance with the following vesting schedule:

Number of Full Years Following the Date of Grant	Percentage of Shares That May Be Purchased
Less than 1 year (vest on Date of Grant)	xx% (xxx Shares)
1 year (vest on 1st anniversary of Date of Grant)	xx% (xxx Shares)
2 years (vest on 2nd anniversary of Date of Grant)	xx% (xxx Shares)
(or include alternative language if not vesting on 1st or 2nd anniversary of Date of Grant)	xx% (xxx Shares)

Furthermore, in order to exercise this Option or any portion thereof, Employee must be an employee of the Company or of a subsidiary of the Company at all times during the period beginning on the Date of Grant and ending on the day three months before the date of exercise. This Option shall not be exercisable in any event after the expiration of the earlier of: (a) ten (10) years from the Date of Grant hereof, or (b) the first business day following expiration of the three month period after the date when Employee ceases to be an employee of the Company or any subsidiary of the Company. Furthermore, any options that have not vested prior to the date of Employee’s termination of employment shall not be exercisable. The purchase price of shares as to which this Option is exercised shall be paid as provided under the provisions of the Plan.

4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of Shares acquired by exercise of this Option results in compensation income or wages to Employee for federal, state, or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or Shares as the Company may require to meet its obligations under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Share remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirements out of any cash or Shares distributable to Employee upon such exercise.

5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee. In the event of conflict between any of the provisions in this Agreement and provisions in the Plan, the provisions of the Plan will govern.

6. Dispute Resolution. This Agreement and the Option granted hereunder, shall be governed by, and construed in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law. Any and all controversies, claims and differences arising out of or relating to the Option granted under this Agreement which cannot be settled by good faith negotiation between the parties will be finally settled by binding arbitration brought within three (3) months of the termination of the Option, with the date of termination to be governed by the provisions of the Plan and this Agreement. The binding arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association (“AAA”), by one arbitrator. In the event of any conflict between such rules and this paragraph, the provisions of this paragraph shall govern. Upon the written demand of either party, the parties shall appoint a single arbitrator acceptable to both parties. Arbitration proceedings shall be held in Houston,

Texas. The decision of the arbitrator shall be final and binding upon the parties hereto, not subject to appeal, and shall deal with the questions of interest, cost of the arbitration, and all matters relevant thereto. Judgment upon the award or decision rendered by the arbitrator may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the award or any order of enforcement thereof as the case may be.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, to be effective as of the Date of Grant set forth above.

ICO, INC.

By:

Printed Name:

Title:

EMPLOYEE

xxx